Exhibit 99.1
Zuora Reports Second Quarter Fiscal 2021 Results

•Subscription revenue grew 15% year-over-year; total revenue grew 8% year-over-year
•Third quarter fiscal 2021 total revenue guidance provided of $73.0 million to $75.0 million

Redwood City, Calif. – September 2, 2020 – Zuora, Inc. (NYSE: ZUO), the leading cloud-based subscription management platform provider, today announced financial results for its fiscal second quarter ended July 31, 2020.
“We reported solid results in the second quarter as we continue to help our customers thrive by providing them with the agility, insight and automation needed to navigate an uncertain economic environment,” said Tien Tzuo, founder and CEO of Zuora. “The demand for subscription business models remains strong and we continue to build the foundation for Zuora to lead the market for years to come.”

Second Quarter Fiscal 2021 Financial Results:
•Revenue: Total revenue was $75.0 million, an increase of 8% year-over-year. Subscription revenue was $58.3 million, an increase of 15% year-over-year.
•Loss from Operations: GAAP loss from operations was $21.5 million, compared to a loss of $21.3 million in the second quarter of fiscal 2020.
Non-GAAP loss from operations was $1.6 million, compared to a non-GAAP loss from operations of $10.1 million in the second quarter of fiscal 2020.
•Net Loss: GAAP net loss was $20.1 million, or 27% of revenue, compared to a net loss of $20.8 million, or 30% of revenue, in the second quarter of fiscal 2020. GAAP net loss per share was $0.17 based on 116.8 million weighted-average shares outstanding, compared to a GAAP net loss per share of $0.19 based on 110.6 million weighted-average shares outstanding in the second quarter of fiscal 2020.
Non-GAAP net loss was $0.2 million, compared to a non-GAAP net loss of $9.5 million in the second quarter of fiscal 2020. Non-GAAP net loss per share was $0.00 based on 116.8 million weighted-average shares outstanding, compared to a non-GAAP net loss per share of $0.09 based on 110.6 million weighted-average shares outstanding in the second quarter of fiscal 2020.
•Cash Flow: Net cash provided by operating activities was $3.8 million, compared to net cash used in operating activities of $8.9 million in the second quarter of fiscal 2020. Free cash flow was negative $0.7 million compared to negative $11.5 million in the second quarter of fiscal 2020.
•Cash and Cash Equivalents and Short-term Investments: Cash and cash equivalents and short-term investments were $179.2 million as of July 31, 2020.

A description of non-GAAP financial measures is contained in the section titled "Explanation of Non-GAAP Financial Measures" below and a reconciliation of GAAP and non-GAAP financial measures is contained in the tables below.

Key Metrics and Business Highlights:
•Customers with ACV equal to or greater than $100,000 was 645, which represents 14% year-over-year growth.
•Dollar-based retention rate was 99%.
•Customer usage of Zuora solutions grew, with $12.7 billion in transaction volume through Zuora’s billing platform during our second quarter, an increase of 26% year-over-year.

•Launched Zuora Analytics, extending the company’s suite of Order to Revenue applications, and announced major enhancements to Zuora Billing to enable subscription businesses to seamlessly monetize, orchestrate and analyze the success of the subscription experiences offered to customers.
•Notable recent go-lives included: Analog Devices, Brother International Corporation, McGraw Hill, SiriusXM, and Wix.
•Highlighted customers from multiple industries and geographies in press announcements including The Seattle Times, Penske Media Corporation and Swiss mobility service Clyde by AMAG.
•Announced two new board members: Sarah Bond, Corporate VP of Gaming Ecosystem at Microsoft Corporation, and Omar Abbosh, Corporate VP of Cross Industry Solutions at Microsoft and former Chief Executive Officer, Communications, Media & Technology, at Accenture plc.
•Working with its philanthropic arm Zuora.org, Zuora announced the 10 recipients of its first public grants cycle, awarding $250,000 of its original $1.0 million grant.

Financial Outlook:
As of September 2, 2020, we are providing guidance for the third quarter of fiscal 2021 based on current market conditions and expectations. We emphasize that the guidance is subject to various important cautionary factors referenced in the section entitled “Forward-Looking Statements” below, including risks and uncertainties associated with the ongoing COVID-19 pandemic.

For the third quarter of fiscal year 2021, Zuora currently expects the following results:

Third Quarter
Subscription revenue	$59.0M - $60.0M
Total revenue	$73.0M - $75.0M
Non-GAAP loss from operations	$(5.5M) - $(4.5M)
Non-GAAP net loss per share¹	$(0.05) - $(0.04)

(1) Non-GAAP net loss per share was computed assuming 119.3 million weighted-average shares outstanding for the third quarter of fiscal 2021.

These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Zuora has not reconciled its guidance for non-GAAP loss from operations to GAAP loss from operations or non-GAAP net loss per share to GAAP net loss per share because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Webcast and Conference Call Information:
Zuora will host a conference call for investors on September 2, 2020 at 5:00 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to listen to a live webcast of the conference call by visiting https://investor.zuora.com. A replay of the webcast will be available for one year. The call can also be accessed live via phone by dialing (866) 393-4306 or, for international callers, (734) 385-2616 with conference ID 3068303. An audio replay will be available shortly after the call and can be accessed by dialing (855) 859-2056 or, for international callers, (404) 537-3406. The passcode for the replay is 3068303. The replay will be available through September 9, 2020.

Explanation of Non-GAAP Financial Measures:
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including non-GAAP cost of subscription revenue, non-GAAP cost of professional services revenue, non-GAAP gross profit, non-GAAP subscription gross margin, non-GAAP total gross margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe these non-GAAP measures provide investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results. We believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

We exclude the following items from one or more of our non-GAAP financial measures:

•Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, stock-based compensation expense is not comparable across companies given it is calculated using a variety of valuation methodologies and subjective assumptions.

•Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, from certain of our non-GAAP financial measures. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

•Internal-use software. We exclude non-cash adjustments for capitalization and the subsequent amortization of internal-use software, including any impairment charges, from certain of our non-GAAP financial measures. We capitalize certain costs incurred for the development of computer software for internal use and then amortize those costs over the estimated useful life. Capitalization and amortization of software development costs can vary significantly depending on the timing of products reaching technological feasibility and being made generally available. Moreover, because of the variety of approaches taken and the subjective assumptions made by other companies in this area, we believe that excluding the effects of capitalized software costs allows investors to make more meaningful comparisons between our operating results and those of other companies.

•Charitable donations. We exclude expenses associated with the charitable donation of our common stock from certain of our non-GAAP financial measures. We believe that excluding these non-recurring and non-cash expenses allows investors to make more meaningful comparisons between our operating results and those of other companies.

•Certain litigation. We exclude non-recurring charges and benefits, including litigation expenses and settlements, related to litigation matters that are outside of the ordinary course of our business or that are not representative of those that we historically have incurred. We believe these charges and benefits do not have a direct correlation to the operations of our business and may vary in size depending on the timing and results of such litigation and related settlements. We began excluding litigation that is outside of the ordinary course of our business from our non-GAAP financial measures in the second quarter of fiscal 2021 as expenses relating to this type of litigation significantly increased during the period, specifically expenses relating to our ongoing securities class actions and derivative litigation.

Additionally, Zuora’s management believes that the free cash flow non-GAAP measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, net of insurance recoveries, as these net expenditures are considered to be a necessary component of ongoing operations. Insurance recoveries include amounts paid to us for damaged property and equipment at our corporate headquarters.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. The non-GAAP measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

Operating Metrics
Annual Contract Value (ACV). We define ACV as the subscription revenue we would contractually expect to recognize from a customer over the next twelve months, assuming no increases or reductions in their subscriptions.

Dollar-based Retention Rate. We calculate our dollar-based retention rate as of a period end by starting with the sum of the ACV from all customers as of twelve months prior to such period end, or prior period ACV. We then calculate the sum of the ACV from these same customers as of the current period end, or current period ACV. Current period ACV includes any upsells and also reflects contraction or attrition over the trailing twelve months but excludes revenue from new customers added in the current period. We then divide the current period ACV by the prior period ACV to arrive at our dollar-based retention rate.

Forward-Looking Statements
This press release contains “forward-looking statements” that involve a number of risks and uncertainties, including but not limited to, statements regarding our GAAP and non-GAAP guidance for the third fiscal quarter of fiscal year 2021 and financial outlook and market positioning. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management's expectations as of the date of this filing and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our Form 10-Q filed with the Securities and Exchange Commission on June 8, 2020 as well as other documents that may be filed by us from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the impact to the economy, our customers and our business due to the ongoing COVID-19 pandemic; we have a history of net losses and may not achieve or sustain profitability; the shift by companies to subscription business models may develop slower than we expect; we may not be able to sustain or manage any future growth effectively; our sales and product initiatives may not be successful or the expected benefits of such initiatives may not be achieved in a timely manner; our security measures may be breached or our products may be perceived as not being secure; our products may fail to gain, or lose, market acceptance; we may be unable to attract new customers and expand sales to existing customers; customers may fail to deploy our solution after entering into a subscription agreement with us; customers may incorrectly or improperly deploy or use of our solution; we may not be able to develop and release new products and services; we may experience interruptions or performance problems, including a service outage, associated with our technology; we face intense competition in our markets and may not be able to compete effectively; weakened global economic conditions may adversely affect our industry; the risk of loss of key employees; challenges related to growing our relationships with strategic partners such as global systems integrators and their effectiveness in selling our products; changes in foreign exchange rates; general political or destabilizing events, including war, conflict or acts of terrorism; other business effects, including those related to industry, market, economic, political, regulatory and global health conditions, and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. Additionally, these forward-looking statements, particularly our guidance, involve risk, uncertainties and assumptions, including those related to the impact of COVID-19 on our business and global economic conditions. Uncertainties that we may face include, but are not limited to, our ability to achieve our long-term plans and key initiatives, requests for extended billing and payment terms from customers affected by COVID-19, the timeframes for and severity of the impact of COVID-19 on our customers’ purchasing and renewal decisions, and the length of our sales cycles, particularly for customers in certain industries highly affected by COVID-19.

About Zuora, Inc.
Zuora provides the leading cloud-based subscription management platform that functions as a system of record for subscription businesses across all industries. Powering the Subscription Economy®, the Zuora platform was architected specifically for dynamic, recurring subscription business models and acts as an intelligent subscription management hub that automates and orchestrates the entire subscription order-to-cash process, including billing and revenue recognition. Zuora serves more than 1,000 companies around the world, including Box, Rogers, Schneider Electric, Xplornet and Zendesk. Headquartered in the Silicon Valley, Zuora also operates offices around the world in the U.S., EMEA and APAC. To learn more about the Zuora platform, please visit www.zuora.com.

Investor Relations Contact:
Joon Huh
investorrelations@zuora.com
650-419-1377

Media Relations Contact:
Jayne Gonzalez
press@zuora.com
408-348-1087

© 2020 Zuora, Inc. All Rights Reserved. Zuora, Subscribed, Subscription Economy, Powering the Subscription Economy, and Subscription Economy Index are trademarks or registered trademarks of Zuora, Inc. Other names and brands may be claimed as the property of others.

SOURCE: Zuora Financial

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Revenue:
Subscription	$58,312	$50,647	$115,208	$97,958
Professional services	16,677	19,086	33,679	35,884
Total revenue	74,989	69,733	148,887	133,842
Cost of revenue:
Subscription	14,401	12,798	28,016	24,731
Professional services	18,674	20,904	37,356	41,002
Total cost of revenue	33,075	33,702	65,372	65,733
Gross profit	41,914	36,031	83,515	68,109
Operating expenses:
Research and development	19,427	18,744	36,970	35,759
Sales and marketing	28,608	27,290	57,104	52,791
General and administrative	15,383	11,324	28,648	21,769
Total operating expenses	63,418	57,358	122,722	110,319
Loss from operations	(21,504)	(21,327)	(39,207)	(42,210)
Interest and other income (expense), net	1,936	569	2,314	1,104
Loss before income taxes	(19,568)	(20,758)	(36,893)	(41,106)
Income tax provision	554	55	717	299
Net loss	(20,122)	(20,813)	(37,610)	(41,405)
Comprehensive loss:
Foreign currency translation adjustment	338	(200)	(89)	(275)
Unrealized (loss) gain on available-for-sale securities	(74)	22	83	46
Comprehensive loss	$(19,858)	$(20,991)	$(37,616)	$(41,634)
Net loss per share, basic and diluted	$(0.17)	$(0.19)	$(0.32)	$(0.38)
Weighted-average shares outstanding used in calculating net loss per share, basic and diluted	116,838	110,595	115,998	109,724

ZUORA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	July 31, 2020	January 31, 2020
Assets
Current assets:
Cash and cash equivalents	$118,600	$54,275
Short-term investments	60,617	117,662
Accounts receivable, net	48,427	68,875
Deferred commissions, current portion	10,768	9,585
Prepaid expenses and other current assets	16,322	16,387
Total current assets	254,734	266,784
Property and equipment, net	35,859	33,489
Operating lease right-of-use assets	51,121	54,286
Purchased intangibles, net	4,774	5,620
Deferred commissions, net of current portion	18,524	19,591
Goodwill	17,632	17,632
Other assets	3,926	4,825
Total assets	$386,570	$402,227
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$277	$2,098
Accrued expenses and other current liabilities	13,992	17,731
Accrued employee liabilities	26,261	24,193
Debt, current portion	4,432	4,432
Deferred revenue, current portion	99,185	111,411
Operating lease liabilities, current portion	7,908	5,755
Total current liabilities	152,055	165,620
Debt, net of current portion	3,890	6,094
Deferred revenue, net of current portion	486	1,007
Operating lease liabilities, net of current portion	58,146	62,307
Deferred tax liabilities	1,554	1,569
Other long-term liabilities	967	971
Total liabilities	217,098	237,568
Stockholders’ equity:
Class A common stock	11	10
Class B common stock	1	2
Additional paid-in capital	597,736	555,307
Accumulated other comprehensive income	182	188
Accumulated deficit	(428,458)	(390,848)
Total stockholders’ equity	169,472	164,659
Total liabilities and stockholders’ equity	$386,570	$402,227

ZUORA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended July 31,
	2020	2019
		As Adjusted¹
Cash flows from operating activities:
Net loss	$(37,610)	$(41,405)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, amortization and accretion	7,147	4,848
Stock-based compensation	29,160	19,575
Provision for doubtful accounts	1,744	2,252
Donation of common stock to charitable foundation	1,000	—
Amortization of deferred commissions	5,455	4,656
Reduction in carrying amount of right-of-use assets	4,229	3,886
Other	181	152
Changes in operating assets and liabilities:
Accounts receivable	18,704	9,101
Prepaid expenses and other assets	716	(3,531)
Deferred commissions	(5,571)	(3,785)
Accounts payable	(1,887)	(665)
Accrued expenses and other liabilities	(1,073)	(928)
Accrued employee liabilities	2,068	21
Deferred revenue	(12,747)	(720)
Operating lease liabilities	(4,725)	(4,565)
Net cash provided by (used in) operating activities	6,791	(11,108)
Cash flows from investing activities:
Purchases of property and equipment	(9,950)	(4,242)
Insurance proceeds for damaged property and equipment	250	—
Purchases of short-term investments	(24,376)	(103,073)
Sales of short-term investments	2,511	3,496
Maturities of short-term investments	79,205	90,400
Net cash provided by (used in) investing activities	47,640	(13,419)
Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	7,997	7,048
Proceeds of issuance of common stock under employee stock purchase plan	4,214	5,069
Repurchases of unvested common stock	(8)	(47)
Principal payments on long-term debt	(2,220)	(741)
Net cash provided by financing activities	9,983	11,329
Effect of exchange rates on cash and cash equivalents	(89)	(275)
Net increase (decrease) in cash and cash equivalents	64,325	(13,473)
Cash and cash equivalents, beginning of period	54,275	70,024
Cash and cash equivalents, end of period	$118,600	$56,551
(1) Effective February 1, 2019, the Company adopted Topic 842 using the modified retrospective approach.

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended July 31, 2020
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Charitable Contribution	Certain Litigation	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$14,401	$(1,465)	$(423)	$(286)	$—	$—	$12,227
Cost of professional services revenue	18,674	(3,132)	—	—	—	—	15,542
Gross profit	41,914	4,597	423	286	—	—	47,220
Operating expenses:
Research and development	19,427	(5,945)	—	1,276	—	—	14,758
Sales and marketing	28,608	(4,848)	—	—	—	—	23,760
General and administrative	15,383	(2,886)	—	—	(1,000)	(1,235)	10,262
Loss from operations	(21,504)	18,276	423	(990)	1,000	1,235	(1,560)
Net loss	$(20,122)	$18,276	$423	$(990)	$1,000	$1,235	$(178)
Net loss per share, basic and diluted(1)	$(0.17)						$0.00
Gross margin	56%						63%
Subscription gross margin	75%						79%

	Three Months Ended July 31, 2019
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$12,798	$(811)	$(427)	$(397)	$11,163
Cost of professional services revenue	20,904	(1,984)	—	—	18,920
Gross profit	36,031	2,795	427	397	39,650
Operating expenses:
Research and development	18,744	(4,484)	—	1,173	15,433
Sales and marketing	27,290	(2,491)	—	—	24,799
General and administrative	11,324	(1,846)	—	—	9,478
Loss from operations	(21,327)	11,616	427	(776)	(10,060)
Net loss	$(20,813)	$11,616	$427	$(776)	$(9,546)
Net loss per share, basic and diluted(1)	$(0.19)				$(0.09)
Gross margin	52%				57%
Subscription gross margin	75%				78%
(1) GAAP and Non-GAAP net loss per share are calculated based upon 116,838 and 110,595 basic and diluted weighted-average shares of common stock for the three months ended July 31, 2020 and 2019, respectively.

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(in thousands, except percentages and per share data)
(unaudited)

	Six Months Ended July 31, 2020
	GAAP	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Charitable Contribution	Certain Litigation	Non-GAAP
Cost of revenue:
Cost of subscription revenue	$28,016	$(2,317)	$(846)	$(435)	$—	$—	$24,418
Cost of professional services revenue	37,356	(4,782)	—	—	—	—	32,574
Gross profit	83,515	7,099	846	435	—	—	91,895
Operating expenses:
Research and development	36,970	(9,487)	—	2,704	—	—	30,187
Sales and marketing	57,104	(7,853)	—	—	—	—	49,251
General and administrative	28,648	(4,721)	—	—	(1,000)	(1,235)	21,692
Loss from operations	(39,207)	29,160	846	(2,269)	1,000	1,235	(9,235)
Net loss	$(37,610)	$29,160	$846	$(2,269)	$1,000	$1,235	$(7,638)
Net loss per share, basic and diluted(1)	$(0.32)						$(0.07)
Gross margin	56%						62%
Subscription gross margin	76%						79%

	Six Months Ended July 31, 2019
	GAAP²	Stock-based Compensation	Amortization of Acquired Intangibles	Internal-use Software	Non-GAAP²
Cost of revenue:
Cost of subscription revenue	$24,731	$(1,304)	$(930)	$(751)	$21,746
Cost of professional services revenue	41,002	(3,343)	—	—	37,659
Gross profit	68,109	4,647	930	751	74,437
Operating expenses:
Research and development	35,759	(7,674)	—	1,598	29,683
Sales and marketing	52,791	(4,343)	—	—	48,448
General and administrative	21,769	(2,911)	—	—	18,858
Loss from operations	(42,210)	19,575	930	(847)	(22,552)
Net loss	$(41,405)	$19,575	$930	$(847)	$(21,747)
Net loss per share, basic and diluted(1)	$(0.38)				$(0.20)
Gross margin	51%				56%
Subscription gross margin	75%				78%
(1) GAAP and Non-GAAP net loss per share are calculated based upon 115,998 and 109,724 basic and diluted weighted-average shares of common stock for the six months ended July 31, 2020 and 2019, respectively.

ZUORA, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(in thousands, except percentages and per share data)
(unaudited)

Free Cash Flow

	Three Months Ended July 31,
	2020	2019
Net cash provided by (used in) operating activities	$3,840	$(8,946)
Less:
Purchases of property and equipment, net of insurance recoveries	(4,580)	(2,566)
Free cash flow	$(740)	$(11,512)